Exhibit 99.1
Diamond Foods Reports Fourth Quarter and Fiscal Year 2015 Financial Results
Provides Fiscal Year 2016 Outlook
SAN FRANCISCO, September 29, 2015 (GLOBE NEWSWIRE) - Diamond Foods, Inc. (NASDAQ: DMND) ("Diamond" or the "Company") today reported financial results for its fourth quarter and fiscal year ended July 31, 2015.
Fourth Quarter Fiscal 2015 Highlights
•Net sales were $201.8 million, down $17.3 million or 7.9%

◦	Reflects the exit of $15.2 million of high-volume, low-margin SKUs in the Nuts segment and $3.9 million of adverse FX in the Snacks segment
•Snacks segment net sales were $129.8 million, down 0.2%
•Nuts segment net sales were $72.0 million, down 19.0%
•Gross margin was 27.0%, compared to 22.5%
•GAAP net income was $7.9 million and GAAP diluted earnings per share ("EPS") was $0.25
•Non-GAAP net income was $7.2 million and non-GAAP diluted EPS was $0.23, up 21.1%
•Adjusted EBITDA was $29.3 million, up 22.4%
Fiscal Year 2015 Highlights
•Net sales were $864.2 million, essentially flat
•Snacks segment net sales were $480.7 million, up 1.5%
•Nuts segment net sales were $383.4 million, down 2.1%
•Gross margin was 26.4%, compared to 24.1%
•GAAP net income was $33.0 million and GAAP diluted EPS was $1.04
•Non-GAAP net income was $34.7 million and non-GAAP diluted EPS was $1.10, up 71.9%
•Adjusted EBITDA was $123.8 million, up 17.7%

(All comparisons above are to the fourth quarter and fiscal 2014. Non-GAAP financial measures are reconciled in the tables below.)

“We are encouraged by our fourth quarter earnings performance, which was fueled by strong gross margin improvement. We are also pleased with the continued growth of Kettle in North America, Pop Secret market share gains, and the early signs of success in the Emerald transition to stand up bags,” said Brian J. Driscoll, President and CEO. “Our strategic decision to exit low margin nut SKUs negatively impacted net sales, which were also adversely affected by foreign exchange. Looking ahead, we continue to believe we have a solid foundation for future growth across our portfolio.”

Fourth Quarter Fiscal 2015

Net sales for the quarter were $201.8 million, down 7.9% compared to the same quarter of the prior fiscal year. The prior year fourth quarter included $15.2 million of high volume, low margin nut SKUs that were exited. The impact of foreign exchange rate changes versus prior year, primarily related to sales of snacks in the UK and Canada, was $3.9 million. Gross profit for the fourth quarter was $54.5 million, or 27.0% of net sales, compared to 22.5% for the same quarter in the prior fiscal year.

GAAP net income for the quarter was $7.9 million. GAAP diluted EPS was $0.25 in the fourth quarter of fiscal 2015 compared to a loss of $(0.06) in the fourth quarter of fiscal 2014. Excluding certain items described below, non-GAAP net income for the quarter was $7.2 million and non-GAAP diluted EPS was $0.23, compared to $0.19 in the fourth quarter of fiscal 2014. Adjusted EBITDA was $29.3 million in the fourth quarter of fiscal 2015, compared to $23.9 million in the prior fiscal year period. The effective tax rate was 4.2% for the quarter, but due to a shift in the mix of pre-tax non-GAAP income between the US and the UK, the fourth quarter non-GAAP effective tax rate was 34.4% compared to (10.5)% in the same quarter of the prior fiscal year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.
Fiscal Year 2015
Net sales for fiscal 2015 were essentially flat at $864.2 million, compared to $865.2 million in fiscal 2014. Volume declines in Nuts, primarily due to exiting high-volume, low-margin SKUs, as well as a decrease in Kettle UK’s net price realization, the adverse impact of foreign exchange rates in the UK and Canada, and costs related to the Emerald transition from canisters to stand up bags were largely offset by a price increase in the Nuts segment and Kettle US and higher volumes throughout the Snacks portfolio. Gross profit as a percent of net sales was 26.4% compared to 24.1% in fiscal 2014.
GAAP net income was $33.0 million, or $1.04 per share on a fully diluted basis. Excluding certain items described below, non-GAAP net income for fiscal 2015 was $34.7 million and non-GAAP fully diluted earnings per share was $1.10. Adjusted EBITDA was $123.8 million, compared to $105.1 million last fiscal year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.
As of July 31, 2015, net debt outstanding was $629.6 million and the net availability under the ABL Revolver was $103.0 million.
Segment Review
Snacks Segment: Net sales for the quarter were $129.8 million, down 0.2% compared to the prior fiscal year period. Gross profit for the fourth quarter was $47.3 million, or 36.4% of net sales, compared to $44.9 million, or 34.5% of net sales for the same quarter in the prior fiscal year. Gross profit as a percent of net sales increased due primarily to favorable ingredient costs, increased volume and higher net price realization in Kettle, North America, partially offset by lower net price realization in Kettle in the UK.
Net sales for fiscal 2015 were $480.7 million, up 1.5% compared to the fiscal 2014. Gross profit for fiscal 2015 was $172.8 million, 36.0% of net sales, compared to $168.6 million, or 35.6% of net sales in the prior fiscal year period.
Nuts Segment: Net sales for the quarter were $72.0 million, down 19.0% compared to the prior fiscal year period. Gross profit was $7.2 million, or 10.0% of net sales, in the fourth quarter of fiscal 2015, compared to $4.4 million, or 4.9% of net sales for the same quarter in the prior fiscal year. Gross profit as a percent of net sales increased primarily due to improved net price realization and lower walnut costs, partially offset by higher other tree nut costs.
Net sales for fiscal 2015 were $383.4 million, down 2.1% compared to the prior fiscal year period. Gross profit for fiscal 2015 was $55.2 million, or 14.4% of net sales, compared to $39.7 million, or 10.1% of net sales, in the prior fiscal year period.
Outlook
The Company provided fiscal 2016 annual adjusted EBITDA guidance of $131 million to $136 million and non-GAAP diluted EPS guidance of $1.21 to $1.32. The Company's outlook includes the following expectations: input cost inflation of 1% to 2%, productivity improvements of 2% to 3%, exchange rates of $1.55 per £1.00, $0.75 per C$1.00 for fiscal 2016, a non-GAAP effective tax rate of between 30% to 32%, stock-based compensation of $10.5 million and 32 million fully diluted shares outstanding at fiscal year end. The Company also expects cash tax payments of approximately $1 million reflecting the current $348 million tax net operating loss (NOL).
Fiscal 2016 adjusted EBITDA, a non-GAAP financial measure, excludes items such as interest expense, income taxes, depreciation, amortization, stock based compensation as well as certain legal expenses and litigation settlements, acquisition-related costs, asset impairments and certain other actual and projected costs.
Conference Call
The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin today at 4:30 p.m. ET. To participate on the live call listeners in North America may dial (888) 569-5033 and international listeners may dial (719) 457-2715.
In addition, the call will be broadcast live over the Internet hosted at the "Investor Relations" section of the Company's website at http://www.diamondfoods.com and will be archived online through October 13, 2015. A telephonic playback will be available from 7:30 p.m. ET, September 29, 2015, through October 13, 2015. North America listeners may dial (877) 870-5176 and international listeners may dial (858) 384-5517; the passcode is 5995219.

About Diamond Foods

We are a snack food and culinary nut company focused on making innovative, convenient and delicious snacks as well as culinary nuts true to our 100-year plus heritage. We sell our products under five different widely-recognized brand names: Diamond of California®, Kettle Brand® and KETTLE® Chips, Emerald® and Pop Secret®. Our mission is to honor nature’s ingredients by making food that people love.  We are proud of our offerings, many of which are non-GMO Project verified and free of artificial flavors and preservatives, and we are committed to making great tasting products for our consumers. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information, visit the Company’s corporate web site: http://www.diamondfoods.com.
Note Regarding Forward Looking Statements
This press release and the accompanying conference call include forward-looking statements that are based on our current expectations and assumptions only as of the date of this press release.  These forward looking statements, including statements under the caption “Outlook” or referred to as “guidance,” are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements.  In particular, our predictions about our business and our guidance for adjusted EBITDA and non-GAAP diluted earnings per share (including related expectations regarding segment performance, cost inflation, productivity improvements, exchange rates, our effective tax rate, stock-based compensation and fully diluted shares outstanding) could be affected by a variety of factors including: raw material headwinds; crop harvests; increasing competition and possible loss of key customers; risk associated with our operations outside the U.S., including foreign currency fluctuations; general economic and capital markets conditions; competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; progress against the Company’s turnaround plan; unexpected delays or increased costs in implementing our business strategies; risks relating to our leverage, including the cost of our debt and its effect on our ability to respond to changes in our business, markets and industry; the dilutive impact of equity issuances; risks relating to litigation and regulatory proceedings; uncertainties relating to our relations with growers; availability and cost of walnuts and other raw materials; weather conditions (climate or otherwise); economic conditions including, changes in inflation rates, interest rates, tax rates, or the availability of capital; consumer acceptance of new products and product improvements; customer and consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in the accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer preferences and demand for our products; effectiveness of advertising, marketing and promotional programs and activities and contractual relationships; changes in consumer behavior, trends and preferences; consolidation in the retail environment, changes in purchasing and inventory levels of significant customers; disruption or inefficiencies in the supply chain; benefit plan expenses; upgrading our information technology infrastructure, including implementation of a new Enterprise Resource Planning software planning software platform; failure or breach of our information technology systems, including those managed by third parties; inappropriate use of social media; and political and economic conditions in other countries. Risks and uncertainties are discussed in greater detail in the “Risk Factors” sections of the periodic reports that we file with the SEC. Many of our forward-looking statements include discussions of trends and anticipated developments under the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the periodic reports that we file with the SEC. We use the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek," "may" and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other "forward-looking" information. You also should carefully consider other cautionary statements elsewhere in this press release and in other documents we file from time to time with the SEC.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Financial Summary
Summarized Statements of Operations:

	Quarter Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
Net sales	$201,810	$219,070	$864,165	$865,207
Cost of sales	147,321	169,781	636,171	656,961
Gross profit	54,489	49,289	227,994	208,246
Operating expenses:
Selling, general and administrative	26,499	30,202	112,599	151,315
Advertising	9,586	10,959	39,421	43,336
Loss on warrant liability	—	—	—	25,933
Warrant exercise fee	—	—	—	15,000
Total operating expenses	36,085	41,161	152,020	235,584
Income (loss) from operations	18,404	8,128	75,974	(27,338)
Loss on debt extinguishment	—	—	—	83,004
Interest expense, net	10,196	10,435	40,757	51,969
Other income	5	—	41	—
Income (loss) before income taxes	8,213	(2,307)	35,258	(162,311)
Income taxes (benefit)	344	(451)	2,228	2,391
Net income (loss)	$7,869	$(1,856)	$33,030	$(164,702)

Earnings (loss) per share:
Basic	$0.25	$(0.06)	$1.05	$(6.33)
Diluted	$0.25	$(0.06)	$1.04	$(6.33)
Shares used to compute earnings (loss) per share:
Basic	31,224	30,993	31,138	26,033
Diluted	31,784	30,993	31,570	26,033
Segment Information:

	Quarter Ended July 31,		% Change from	Year Ended July 31,		% Change from
	2015	2014	2014 to 2015	2015	2014	2014 to 2015
Net sales
Snacks	$129,814	$130,135	(0.2)%	$480,738	$473,736	1.5%
Nuts	71,996	88,935	(19.0)%	383,427	391,471	(2.1)%
Total	$201,810	$219,070	(7.9)%	$864,165	$865,207	(0.1)%
Gross profit
Snacks	$47,258	$44,908	5.2%	$172,843	$168,568	2.5%
Nuts	7,231	4,381	65.1%	55,151	39,678	39.0%
Total	$54,489	$49,289	10.6%	$227,994	$208,246	9.5%

Summarized Balance Sheets Data:

	July 31,
	2015	2014
ASSETS
Total current assets	$283,229	$243,871
Equity method investment	1,855	—
Property, plant and equipment, net	137,065	131,891
Goodwill	403,535	410,720
Other intangible assets, net	375,489	392,358
Other long-term assets	11,519	13,994
Total assets	$1,212,692	$1,192,834
LIABILITIES AND STOCKHOLDER'S EQUITY
Total current liabilities	$136,751	$133,549
Long-term obligations, net	633,134	637,327
Deferred income taxes	114,715	115,902
Other liabilities	19,515	22,256
Total stockholders' equity	308,577	283,800
Total liabilities and stockholders' equity	$1,212,692	$1,192,834

Non-GAAP Financial Information

Reconciliation of Net Income (Loss) to Non-GAAP EPS and Income (Loss) Before Income Taxes to Non-GAAP EPS:

	Quarter Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
Net income (loss)	$7,869	$(1,856)	$33,030	$(164,702)
Income taxes (benefit)	344	(451)	2,228	2,391
Income (loss) before income taxes	8,213	(2,307)	35,258	(162,311)
Loss on warrant liability	—	—	—	25,933
Warrant exercise fee	—	—	—	15,000
Loss on debt extinguishment	—	—	—	83,004
Loss on Securities settlement liability	—	—	—	38,136
Amortization of deferred financing costs and discounts	1,590	1,475	5,960	6,468
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	—	1,619	3,288	5,885
Litigation settlement reserve and related legal expenses	46	2,805	262	2,805
Fishers plant closure and related costs	277	—	1,191	—
Certain expenses associated with the Emerald brand packaging transition	680	—	2,727	—
Acquisition related transaction costs	(126)	—	869	—
Idle equipment impairment	—	—	244	—
UK workforce reduction expenses	102	—	716	—
Other SG&A adjustments (1)	189	1,980	48	2,310
Non-GAAP income before income taxes	10,971	5,572	50,563	20,630
GAAP income taxes	344	(451)	2,228	2,391
Adjustments to GAAP income taxes	3,430	(134)	13,641	(1,218)
Non-GAAP income taxes (benefit) (2)	3,774	(585)	15,869	1,173
Non-GAAP net income	$7,197	$6,157	$34,694	$19,457

Non-GAAP EPS-diluted
Non-GAAP EPS-diluted	$0.23	$0.19	$1.10	$0.64
Shares used in computing Non-GAAP	31,784	31,859	31,570	30,456

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

(2)
The GAAP tax rate for the quarter and year ended July 31, 2015, was 4.19% and 6.32%, respectively and the Non-GAAP tax rates were 34.40% and 31.385%, respectively. The difference between the GAAP and Non-GAAP rates is primarily caused by the valuation allowance against tax net operating losses which arose from costs, principally legal and accounting expenses related to the earnings restatement in fiscal 2012, that we did not recognize in Non-GAAP income but were recognized for GAAP purposes.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Quarter Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
Net income (loss)	$7,869	$(1,856)	$33,030	$(164,702)
Income taxes (benefit)	344	(451)	2,228	2,391
Income (loss) before income taxes	8,213	(2,307)	35,258	(162,311)
Other income	5	—	41	—
Interest expense, net	10,196	10,435	40,757	51,969
Loss on debt extinguishment	—	—	—	83,004
Income (loss) from operations	18,404	8,128	75,974	(27,338)
Loss on warrant liability	—	—	—	25,933
Warrant exercise fee	—	—	—	15,000
Loss on Securities settlement liability	—	—	—	38,136
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	—	1,619	3,288	5,885
Litigation settlement reserve and related legal expenses	46	2,805	262	2,805
Fishers plant closure and related costs	277	—	1,191	—
Certain expenses associated with the Emerald brand packaging transition	680	—	2,727	—
Acquisition related transaction costs	(126)	—	869	—
Idle equipment impairment	—	—	244	—
UK workforce reduction expenses	102	—	716	—
Other SG&A adjustments (1)	189	1,980	48	2,310
Stock-based compensation expense	2,417	2,026	9,576	7,484
Depreciation and amortization expense	7,288	7,353	28,857	31,506
Adjusted EBITDA	$29,277	$23,911	$123,752	$105,121

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

Reconciliation of GAAP Selling, general and administrative ("SG&A") expenses to Adjusted Selling, general and administrative expenses:

	Quarter Ended July 31,		Year Ended July 31,
	2015	2014	2015	2014
SG&A	$26,499	$30,202	$112,599	$151,315
Less:
Loss on Securities settlement liability	—	—	—	38,136
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	—	1,619	3,288	5,885
Litigation settlement reserve and related legal expenses	46	2,805	262	2,805
Fishers plant closure and related costs	277	—	1,191	—
Acquisition related transaction costs	(126)	—	869	—
Idle equipment impairment	—	—	244	—
UK workforce reduction expenses	102	—	716	—
Other SG&A adjustments(1)	189	1,980	48	2,310
Adjusted SG&A	$26,011	$23,798	$105,981	$98,779

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

About Diamond's Non-GAAP Financial Measures
This release and the accompanying conference call contain non-GAAP financial measures of Diamond's performance ("non-GAAP measures") for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond's non-GAAP financial measures do not reflect a comprehensive system of accounting principles, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, and its GAAP financial statements generally to evaluate its business.
Diamond believes that its non-GAAP financial measures provide meaningful information to investors because they allow investors to view the business through the eyes of management. Diamond believes that its non-GAAP financial measures provide meaningful supplemental information regarding Diamond’s operating results because they exclude amounts that Diamond excludes when monitoring operating results and assessing the performance of Diamond’s business. Diamond believes that its non-GAAP financial measures also facilitate comparison of its results for current periods with historical periods, and with its business outlook for future periods.
Non-GAAP net income, non-GAAP diluted earnings per share, and adjusted EBITDA are used by management as core measures of Diamond’s operating performance. For Diamond, non-GAAP net income and non-GAAP diluted earnings per share reflect adjustments to eliminate the effect of loss on warrant liability; warrant exercise fee; loss on debt extinguishment; loss on securities settlement liability; adjustments to eliminate the effect of amortization of deferred financing costs and discounts; SEC settlement; shareholder derivative suit gain; legal expenses primarily related to audit committee investigation and restatement and related matters; litigation settlement reserve and related legal expenses; Fishers plant closure and related costs; certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags; acquisition related transaction expenses associated with the Yellow Chips Holding B.V. equity investment; asset impairment on idle equipment; UK workforce reduction expenses; and expense related to UK compensation alignment benefit, foreign distributor exit benefit and debt maintenance consulting expenses included in SG&A. Adjusted EBITDA reflects net income plus interest expense, income taxes, depreciation, amortization, other income and stock-based compensation, and also reflects the aforementioned adjustments (other than amortization of deferred financing costs and discounts, which is included in interest expense). Adjusted SG&A reflects adjustments to Selling, general and administrative costs to eliminate the impact of the aforementioned adjustments to income (other than loss on warrant liability, warrant exercise fee, loss on debt extinguishment, amortization of deferred financing costs and discounts, and certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags; which are not in SG&A). We believe that non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and adjusted SG&A are useful indicators of Diamond’s ongoing operating performance. As a result, Diamond management reports feature these non-GAAP financial measures in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.
Diamond's management uses these non-GAAP financial measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management and quarterly reports to Diamond’s Board of Directors. The principal limitation of the non-GAAP measures is that they exclude significant expenses that are required under GAAP to be recorded. They also reflect the exercise of management's judgments about which charges are excluded from the non-GAAP financial measures. Consequently, these non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. Diamond urges investors to review the reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and recommends that investors do not give undue weight to the non-GAAP financial measures or rely on any single financial measure to evaluate our business.
Contact

Investors:	Media:

ICR	ICR
Katie Turner	Anton Nicholas/Jessica Liddell
415-230-7952	415-445-7431